Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

DIVERSINET CORP.

(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

2235 Sheppard Avenue East, Suite 1700,

Toronto, Ontario, Canada M2J 5B5

(Address of Principal Executive Offices) (Zip Code)

Consultant Agreement

(Full title of the plan)

David Hackett

2235 Sheppard Avenue East, Suite 1700,

Toronto, Ontario, Canada M2J 5C2

(Name and address of agent for service)

(416) 756-2324

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	925,000 (2)	$0.79	$730,750	$ 22.53

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices ($0.78 and $0.80) of a common share as reported on the Over the Counter Bulletin Board on June 26, 2007.

 (2)

Includes up to 425,000 common shares, representing remuneration and discretionary bonuses, which may be issued to consultant in fiscal year 2007 and 2008 upon the terms and subject to the conditions of the Consultant Agreement to which this Registration Statement relates. Also includes up to an additional 500,000 common shares of remuneration and discretionary bonuses which may be issued to consultant in fiscal year 2008 and 2009 under such Consultant Agreement, if extended.

_________________________________________

EXPLANATORY NOTE

This Registration Statement covers (a) up to 425,000 common shares  of the Company, representing remuneration and discretionary bonuses, which may be issued to consultant in fiscal year 2007 upon the terms and subject to the conditions of that Consultant Agreement dated April 2, 2007 between Registrant and Albert Wahbe (the “Consultant Agreement”) and (b) up to an additional 500,000 common shares of remuneration and discretionary bonuses which may be issued to consultant in fiscal year 2008 under such Consultant Agreement, if extended by its terms for an additional year.

The common shares vest and become issuable to consultant with respect to 25,000 common shares on or about the last day of each month that the Agreement is in effect.  Upon the early termination of the Consultant Agreement, the consultant shall not be entitled to receive any common shares not yet having vested or become payable.  Consultant may not sell any of the common shares received under the Consultant Agreement before March 31, 2008.

_________________________________________

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

Plan Information.*

Item 2.

Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.

Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed or will file with the SEC.  We are incorporating by reference in this prospectus the documents listed below:

(a)

Our Report on Forms 6-K dated and filed on May 30, 2007, May 22, 2007, May 3, 2007, April 13, 2007 and February 22, 2007; and

(b)

Our Annual Report for the year ended December 31, 2006 on Form 20-F dated and filed February 23, 2007.

All documents which we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and before the expiration or termination of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents.  Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

Item 1.

Description of Securities.

The Plan registered hereby concerns Common Shares issuable as remuneration and/or discretionary bonuses to consultant pursuant to a Consultant Agreement dated as of April 2, 2007 between Registrant and Albert Wahbe (the “Consultant Agreement”).  The Consultant Agreement is attached as an exhibit to this Registration Statement.

Each Common Share is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors.  There are no cumulative voting rights in the election of directors.  All Common Shares are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution.  Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings.  There are no preemptive rights to purchase any additional, unissued Common Shares.

Impact of the “Penny Stock” Rules on Buying or Selling Our Common shares  The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our Common Shares are currently penny stock.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The liquidity of our Common Shares may be materially and adversely affected if our Common Shares continue to be penny stock due to the administration requirements imposed by these rules.

Item 2.

Interests of Named Experts and Counsel.

The validity under Canadian law of the Common Shares being registered pursuant to this Registration Statement will be passed upon for Registrant by McCarthy Tetrault LLP of Toronto, Ontario, its Canadian counsel.

Item 3.

Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario) (the “Act”), Diversinet may indemnify a present or former director or officer or a person who acts or acted at Diversinet’s request as a director or officer of another corporation of which Diversinet is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Diversinet and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of Diversinet or such other corporation only with court approval.  A director or officer is entitled to indemnification from Diversinet as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

The by-laws of Diversinet provide that each director, each officer, each former director, each former officer and each person who acts or acted at Diversinet’s request as a director or officer of a body corporate of which Diversinet is or was a shareholder or creditor, and his heirs and legal representatives shall be indemnified and saved harmless by Diversinet from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of Diversinet or such body corporation, if he acted honestly and in good faith with a view to Diversinet’s best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances Diversinet has provided its Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

Diversinet currently maintains directors’ and officers’ liability insurance, which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of Diversinet.  Such insurance provides for an aggregate of $5,000,000 annual protection against liability for and reimbursement of amounts paid.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the U.S. SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 4.

 Exemption from Registration Claimed.

Not Applicable.

Item 5.

 Exhibits.

The following are filed as exhibits to this registration statement:

Exhibits	Description
5.1 10.1 23.1 23.2 24.1

Opinion of McCarthy Tetrault LLP.

Consultant Agreement, dated as of April 2, 2007, between Registrant and Albert Wahbe.

Consent of KPMG LLP.

Consent of McCarthy Tetrault LLP (included in Exhibit 5.1).

Power of Attorney (included in signature page on page II-5).

Item 6.

Undertakings.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on June 28, 2007.

DIVERSINET CORP.

By:

/s/ Albert Wahbe

Name: Albert Wahbe

Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading “Signature” constitutes and appoints Albert Wahbe and David Hackett, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Act of 1933, as amended, this registration statement has been signed below  by the following persons on behalf of the registrant and in the listed capacities as of the dates set forth below.

Signature	Title	Date
/s/ Albert Wahbe . Albert Wahbe	Chief Executive Officer and Director	June 28, 2007
/s/ David Hackett . David Hackett	Chief Financial Officer, (Principal Financial Officer and Accounting Officer)	June 28, 2007
/s/ Ravi Chiruvolu . Ravi Chiruvolu	Director	June 28, 2007
/s/ Greg Milavsky . Greg Milavsky	Director	June 28, 2007
/s/ Philippe Tardif . Philippe Tardif	Director	June 28, 2007
/s/ James Wigdale . James Wigdale	Director	June 28, 2007

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Diversinet Corp. in the United States, on June 28, 2007.

s/ Albert Wahbe

Albert Wahbe,

Authorized U.S. Representative

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of McCarthy Tetrault LLP.

10.1	Consultant Agreement, dated as of April 2, 2007, between Registrant and Albert Wahbe.
23.1	Consent of KPMG LLP.

23.2	Consent of McCarthy Tetrault LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page on page II-5).

Exhibit 5.1

June 28, 2007

Diversinet Corp.

2235 Sheppard Avenue East, Suite 1700

Toronto, ON  M2J 5B5

Dear Sirs/Mesdames:

Re:

Diversinet Corp. – Shares For Services

We act as counsel to Diversinet Corp. (the “Corporation”).  We have been asked by the Corporation to provide an opinion in connection with the issuance of up to 300,000 common shares of the Corporation (“Common Shares”) pursuant to a consultant agreement (the “Agreement”) dated as of April 2, 2007 between Albert Wahbe (“Wahbe”) and the Corporation.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement and such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

We have assumed that the Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and legally binding agreement of each of the parties thereto. We have also assumed that all Common Shares issued to Wahbe pursuant to the Agreement (the “Wahbe Shares”) will be issued for consideration in property or past services that is not less in value than the fair equivalent of the money that the Corporation would have received if the Wahbe Shares had been issued for money.

Our opinion expressed herein is limited to matters governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

Based and relying upon the foregoing, we are of the opinion that the Wahbe Shares, if and when issued in accordance with the terms and conditions of the Agreement, will be duly authorized and validly issued.

We hereby consent to the use of this opinion as an exhibit to the registration statement of the Corporation on Form S-8 to be filed under the United States Securities Act of 1933, as amended (the “Act”) relating to the registration of the Wahbe Shares.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.  This opinion is solely for your benefit and is not to be relied upon by any other person or for any purpose other than in connection with the registration of the Wahbe Shares.

Yours very truly,

/s/ McCarthy Tetrault LLP

McCarthy Tetrault LLP

Exhibit 10.1 Consultant Agreement

Consultant Agreement

This Agreement is made between Diversinet Corp. (“Diversinet”) and Albert Wahbe (“Consultant”) to set out the terms and conditions under which Consultant will provide certain services to Diversinet, as described below, as of April 2, 2007 (“Effective Date”).

1)

Services

a)

Services to be performed by Consultant for Diversinet on the terms and conditions set forth in this Agreement are those of Chief Executive Officer (“Services), reporting to the Board of Directors (“Board”) or otherwise as may be instructed from time to time.

b)

Diversinet confirms that Consultant will continue to serve as Chairman of the Board, until at least June 30, 2008 or such later date as the Board may determine.

a)

During the term of this Agreement, and any renewal thereof, Consultant agrees to diligently serve the interests of Diversinet and not to provide or perform similar services for any entity involved in the sale or service of software security products which are similar to and compete directly with the products of Diversinet.

b)

During the term of this Agreement, and any renewal thereof, Consultant shall not be required to provide Services for an aggregate period of five (5) weeks during each year in which he provides Services, such period to be mutually convenient to Diversinet and Consultant.

1)

Performance of Services

Subject to the terms and conditions of this Agreement, Consultant agrees to perform the services in accordance with the reasonable standards, directives and specifications from time to time established by the Board.

2)

Compensation

In consideration of Consultant’s performance of the Services, Diversinet agrees to pay the following compensation:

a)

Compensation.

Consultant’s base compensation will be satisfied by the issuance of 25,000 Diversinet common shares each calendar month, payable on or about the last day of each month that this Agreement is in effect, with the first such payment to be made on or about April 30, 2007.

b)

Bonus.  Consultant will be eligible for consideration of a bonus of up to 200,000 Diversinet common shares per year at the discretion of the Board payable at or about the end of the term of this Agreement based upon meeting targets to be established on or about May 31, 2007 by Consultant and the Board.

c)

Regulatory Approvals.

The issuance of shares to Consultant shall be subject to Diversinet obtaining all required regulatory and shareholder approvals, if any.

d)

Sale of Shares.

Any shares issued by Diversinet to Consultant may not be sold by Consultant until March 31, 2008.

e)

Share Legend.

Consultant further understands that the Diversinet common shares shall not have been registered with the United States Securities and Exchange Commission (“SEC”) and the common shares will have the following type of legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED, PLEGED OR OTHERWISE DISPOSED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.

Shares issued to Consultant will have piggyback registration rights on Diversinet’s next registration statement filed with the SEC.

f)

Indemnification.

Consultant will indemnify, keep indemnified and save Diversinet harmless of and from any and all liabilities, penalties, interest or other obligations which Diversinet may incur or become subject to in consequence of the issuance, provision or payment of Diversinet common shares noted above including,  without limitation, any monies which Diversinet  may be called upon to pay in the future for or by reason of any other liability which it may have or which any appropriate governmental authority may claim Diversinet has under the provisions of the Excise Tax Act (Canada), the Income Tax Act, the Employment Insurance Act or the Canada Pension Plan, or under any of the Regulations promulgated pursuant to any of those statutes.

3)

Expenses

Diversinet will reimburse Consultant for all reasonable expenses actually and properly incurred in connection with performance of the Services, in accordance with Diversinet’s policy, upon submission of actual and proper receipts.  Furthermore, Diversinet will reimburse Consultant for car and entertainment expenses of up to $4,000 per month (or $48,000 annually), upon submission of actual and proper receipts.

4)

Confidentiality and Diversinet Property

a)

Consultant acknowledges that in the course of performing the Services, he will have access to and be entrusted with detailed confidential and proprietary information of Diversinet, including intellectual property, technology and trade secrets, customer and supplier information (collectively the “Information”).  Consultant also acknowledges that the disclosure of any Information to any third party other than in the course of performance of the Services would be highly detrimental to Diversinet’s interests.  Accordingly, Consultant agrees that he will not, during the term of this Agreement, any renewal thereof, or thereafter, disclose any Information or use it for any purposes other than those of Diversinet.  Consultant further agrees that these restrictions are reasonable to protect Diversinet’s business interests and waives any and all defenses to Diversinet’s enforcement of its rights in this regard.

b)

Consultant acknowledges that all records, books and other information relating in any way whatsoever to Diversinet’s business, whether prepared by Consultant or otherwise obtained by Consultant, except for information that is on the public record, is the property of Diversinet.  Consultant agrees to immediately return all such information to Diversinet upon termination of this Agreement.

5)

Ownership of Intellectual Property

Consultant acknowledges that every item of work product pertaining to or in any way related to Diversinet’s business created by Consultant during the term of this Agreement, or any renewal thereof, is and shall remain and be considered to be the property of Diversinet.  Work product shall include but not be limited to all intellectual property, including patents or patentable materials.  Consultant hereby assigns to Diversinet ownership of all proprietary rights in such work product as well as in any invention or idea, whether or not patentable, made or conceived during the term of this Agreement, or any renewal thereof.  Consultant agrees to disclose to Diversinet any such ideas upon conception and to provide all assistance necessary to document such ideas and effectuate these provisions.  Consultant further waives for the benefit of Diversinet, in perpetuity throughout the world, his moral rights in any work product, including without limitation, the rights to the integrity of the work product, the right to be associated with the work product, the right to modify the work product in any way, the right to prevent the use of the work product in association with any other product, service, cause or institution and the right to restrain the publication of the work product throughout the world (collectively, the “Moral Rights”).  Without limiting the foregoing, Consultant hereby grants to Diversinet the right to modify the work product including, without limitation, the right to produce or reproduce part of the work product or any derivative products based thereon and the right to use the work product in association with the product, service, cause or institution.  Consultant hereby agrees that anything which Diversinet may do with the work product does not and will not constitute any prejudice to his honour or reputation.  Further, Consultant hereby transfers his right to restrain any violation of Moral Rights, including any distortion, mutilation or other modification of the work product, to Diversinet or, failing the ability to transfer such right, Consultant hereby irrevocably appoints Diversinet as his agent to enforce his rights to restrain any violation of the Moral Rights.

Consultant further agrees to execute, acknowledge and deliver to Diversinet or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefor, as Diversinet may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interests of Diversinet or its nominee in such inventions, patents and copyrights, and to vest title thereto in Diversinet or its nominee.  Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.  Consultant hereby irrevocably designates and appoints Diversinet and its duly authorized officers and agents as his agents and attorneys-in-fact to act for and on his behalf and, instead of himself, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Consultant.

6)

Non-Competition/Solicitation

Consultant agrees that for a period of one (1) year after termination of this Agreement at the conclusion of its term, any renewal thereof, or any earlier termination, he shall not, whether for compensation or otherwise, in any capacity whatsoever carry on or engage in any business activities that are in direct competition with Diversinet, either in relation to the business that Diversinet presently carries on or may carry on in the future up to the date of termination.

In addition, Consultant agrees that he will not, for a period of one (1) year from the date of any termination of this Agreement, either (i) directly or indirectly solicit or endeavour to entice away from doing business with Diversinet any customer, client or other person, or (ii) interfere with or entice away from or otherwise attempt to obtain the withdrawal of any employee from his employment by Diversinet.

Consultant acknowledges and agrees that the foregoing time limits are reasonable and properly required for the adequate protection of the business of Diversinet, and in the event that any time limitation is deemed to be unreasonable by a court of competent jurisdiction, Consultant agrees and submits to the reduction of the time limitation to such period as the court shall deem to be reasonable.

7)

Term and Termination

This Agreement shall commence on the Effective Date and, except as provided herein, shall continue for one (1) year on the terms and conditions set forth herein, subject to renewal, at the sole discretion of the Board, and with the written consent of the Consultant, for an additional one (1) year term on the same terms and conditions, until terminated in accordance with the following:

a)

Diversinet may terminate this Agreement at any time and without notice or payment in lieu of notice in the event of the following:

i)

if Consultant breaches a material term or condition of this Agreement; or

ii)

the death of the Consultant.

b)

At any time after June 30, 2007 either Diversinet or Consultant may terminate this Agreement by providing at least ninety (90) days prior notice in writing.

In the event of any termination of this Agreement pursuant to subparagraph 8 a) or b), Consultant  shall receive no further compensation following the date of such termination.

8)

Survival and Remedies

Sections 5, 6, and 7 of this Agreement shall survive any termination of this Agreement.  Consultant acknowledges and agrees that in the event of a breach or anticipated breach of any of the foregoing provisions, damages will not only be difficult to ascertain, but also would probably be inadequate, and Diversinet may petition a court of competent jurisdiction or equity for injunctive relief in addition to any other relief available at law.

9)

Severability

In the event that any provision of this Agreement or part thereof shall be deemed void or invalid by a court, the remaining provisions or parts thereof shall remain valid and in full force and effect.  If any court determines that any provision of this Agreement is too broad to be enforceable, it shall be interpreted to be only so broad as to be enforceable.

10)

Entire Agreement

Effective March 31, 2007 a certain consulting agreement dated June 19, 2006 between Diversinet and Consultant is terminated, and this Agreement now constitutes the sole and entire agreement between Consultant and Diversinet with respect to Consultant’s relationship with Diversinet.  The execution of this Agreement by Consultant was not in reliance upon or induced by any representation not incorporated herein.  This Agreement shall not be amended except in writing signed by both Diversinet and Consultant.

11)

Governing Law

This Agreement shall be governed by the laws of Ontario, Canada and any federal laws applicable therein without regard to the body of law pertaining to conflicts of laws and appropriate forum, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the province of Ontario with respect to any dispute, claim or other matter arising under this Agreement.

12)

Assignment

This Agreement is personal to Consultant and may not be assigned by him.  Diversinet may assign this Agreement to any affiliate, subsidiary or successor in interest, and in such case this Agreement shall be binding upon and enure to such affiliate, subsidiary or successor.  Consultant further hereby consents to an assignment by Diversinet of this Agreement to an entity that results from a merger, transfer, sale or consolidation of all or substantially all of Diversinet’s assets, without his consent.

13)

Interpretation

The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

14)

Consultant Acknowledgement and Confidentiality Undertaking

a)

Consultant acknowledges that he has read and understands this Agreement and has been given the opportunity to obtain independent legal advice in connection with his execution of this Agreement.

b)

Consultant agrees to keep the terms of this Agreement and, in particular, the amount of compensation being paid to him, confidential.

EXECUTED at Toronto, Ontario, as of the 2nd day of April 2007.

SIGNED, SEALED and DELIVERED in the presence of:	) ) ) )	/s/ Albert Wahbe
Name		Albert Wahbe (May 9, 2007)
Address
Diversinet Corp.
	Per:	/s/ David Hackett
Authorized signing officer (May 9, 2007)

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated February 22, 2007 on the consolidated balance sheets of Diversinet Corp. as at December 31, 2006 and 2005, and the consolidated statements of earnings and deficit and cash flows for each of the years in the three-year period ended December 31, 2006, incorporated by reference in this Registration Statement on Form S-8.

/s/ KPMG LLP

Toronto, Canada

June 28, 2007